                                                                    Exhibit 4(f)

                       THIRD AMENDMENT TO CREDIT AGREEMENT


         This Third Amendment to Credit Agreement (the "Amendment") is made as of December 21, 2001, between CERNER CORPORATION, a Delaware corporation (the "Borrower"), and FIRSTAR BANK, N.A., formerly know as or as successor to Firstar Bank, N.A. Overland Park, Firstar Bank Midwest, N.A. and Mercantile Bank, as Agent and, as of the date hereof, the sole Bank under the Credit Agreement referred to below, and as Issuing Bank.

                             Preliminary Statements

         (a) The Borrower, the Agent, the Issuing Bank and the Bank are parties to a Credit Agreement dated as of April 1, 1999, as amended by (1) a First Amendment to Credit Agreement dated as of June 30, 2000, and (2) a Second Amendment to Credit Agreement dated as of July 1, 2001 (as so amended, the "Credit Agreement"). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement.

         (b) The Borrower has requested that, among other things, (1) the maximum total Revolving Credit Commitment be increased from $30 million to $45 million, of which not more than $25 million shall be committed to the Revolving Credit Loan facility described in Section 2.1(a) of the Credit Agreement, and not more than $45 million (less the principal amount of any Revolving Credit Loans then outstanding) shall be committed to the Letter of Credit facility described in Section 2.21 of the Credit Agreement, (2) Cerner DHT, Inc., a Delaware corporation (the "New Subsidiary Guarantor") be added as a new Subsidiary Guarantor under the Credit Agreement, and (3) various covenants in the Credit Agreement be amended in certain respects.

         (c) The Agent, on behalf of the Bank and the Issuing Bank, is willing to agree to the foregoing requests, subject, however, to the terms, conditions and agreements set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. Increased Total Commitment; Separate Limits for Revolving Credit Loans and Letters of Credit.

              (a) Revolving Credit Commitment. The definition of "Revolving Credit Commitment" in Section 1.1 of the Credit Agreement is deleted and is replaced by the following:

                             "Revolving Credit Commitment" shall mean, as to
                  each Bank, (i) its obligation to make Revolving Credit Loans under Section 2.1(a) hereof in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Bank's name on Exhibit A hereto under the column entitled "Revolving Credit Loan Commitment Amount," and (ii) its LC Exposure for Letters of Credit issued pursuant to
                  Section 2.21 hereof in an amount at any time not to exceed the amount set forth opposite such Bank's name on Exhibit A hereto under the column entitled "Letter of Credit Commitment Amount;" provided, however, that at no time shall any Bank's Revolving Credit Commitment exceed its pro rata share of the Borrowing Base then in effect.

              (b) New Exhibit A. Exhibit A to the Credit Agreement is deleted and is replaced by Exhibit A to this Amendment.

              (c) $25 Million Limit On Revolving Credit Facility. A new Section 2.1(c) is added to the Credit Agreement which reads as follows:

                             (c) Notwithstanding anything herein to the
                  contrary, and without limiting any provisions herein requiring the Borrower to have a certain Borrowing Base in order to obtain or maintain credit under this Agreement, from and after the date of the Third Amendment, (i) the maximum principal amount of Revolving Credit Loans outstanding at any time may not exceed $25,000,000, (ii) the aggregate LC Exposure of all Banks at any time may not exceed $45,000,000 (less, to the extent not already deducted therefrom, the principal amount of all Revolving Credit Loans then outstanding), and (iii) the principal amount of all Revolving Credit Loans outstanding at any time and the aggregate LC Exposure of all Banks at such time may not exceed $45,000,000 in the aggregate.

              (d) Conforming Definition. Section 1.1 of the Credit Agreement is amended to add the following definition in the appropriate alphabetical order:

                             "Third Amendment" means the Third Amendment to
                  Credit Agreement, dated as of December 21, 2001, among the parties to this Agreement.

         2.   Subsidiary Guarantors. The definition of Subsidiary Guarantor in
Section 1.1 of the Credit Agreement is deleted and is replaced by the following:

                  Subsidiary Guarantor" shall mean each Subsidiary of the
              Borrower other than the Foreign Subsidiaries. As of the date of the Third Amendment, the Subsidiary Guarantors are (1) Cerner Properties, Inc., (2) Cerner International, Inc., (3) Cerner Multum, Inc., (4) Cerner Health Connections, Inc., (5) Cerner Health Facts, Inc., (6) Cerner Citation, Inc., (7) Cerner Investment Corp., (8) Health Network Ventures, Inc., (9) Cerner Campus Redevelopment Corporation, (10) Cerner Radiology Information Systems, Inc., and (11) Cerner DHT, Inc.

         3.   New Minimum Cash Balances Covenant.

              (a) Covenant. A new Section 6.21 is added to the Credit Agreement which reads as follows:

                             6.21 Minimum Cash Balances. The Borrower shall not
              permit the amount of Consolidated Cash Balances on the last day of any fiscal quarter of the Borrower to be less than 150% of the amount of Consolidated Firstar Funded Debt on such date.

              (b) Conforming Definitions. Section 1.1 of the Credit Agreement is amended to add the following definitions in the appropriate alphabetical order:

                             "Consolidated Cash Balances" shall mean, at any
               date, the aggregate amount of Qualifying Cash Investments of the Borrower and the Subsidiary Guarantors on a consolidated basis in accordance with GAAP. If the amount or value of a Qualifying Cash Investment is not priced daily on a recognized national market or by the issuer thereof or is not otherwise readily determinable, then the Agent shall determine the value of such Qualifying Cash Investment using commercially reasonable valuation methods.

                            "Consolidated Firstar Funded Debt" shall mean, at
               any date, the aggregate amount of Funded Debt of the Borrower and the Subsidiary Guarantors due Firstar Bank, N.A. on a consolidated basis in accordance with GAAP.

                            "Qualifying Cash Investments" means (i) cash, (ii)
               Investments described in subparts (b), (c), (h), (i) and (j) of
               Section 6.14 hereof, and (iii) Investments in obligations issued or fully guaranteed by the U.S. Government having a maturity of one year or less when issued.

               (c) Events of Default to Include New Financial Covenant. Section 7(d) of the Credit Agreement is deleted and is replaced by the following:

                            (d) the Borrower shall fail to keep, observe or
               perform any of its obligations under Sections 6.2, 6.3(c), 6.4, 6.5, 6.6, 6.7, 6.8, 6.10, 6.11, 612 or 6.21 of this Agreement;
               or

         5. Replacement Schedules. Schedules 5.12, 5.14 and 6.14 of the Credit Agreement are deleted and are replaced by Schedules 5.12, 5.14 and 6.14 to this Amendment.

         6. Conditions Precedent to Amendment. Notwithstanding anything in this Amendment to the contrary, unless and to the extent the Agent waives the benefits of this sentence by giving written notice thereof to the Borrower, neither the Agent, any Bank or the Issuing Bank shall have any duties under this Amendment, nor shall any waivers, releases or other concessions, if any, made or given by the Agent, any of the Banks, or the Issuing Bank under this Amendment be effective, in each case until the Agent has received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:

                  (a) Amendment. This Amendment;

                  (b) NOTE. A promissory note from the Borrower, as maker, to Firstar Bank, N.A., as payee, dated on or about the date hereof, in the stated principal amount of $45,000,000, which note shall amend and restate the Note previously issued to such Bank pursuant to the Credit Agreement.

                  (c) Assumption Agreement. An Assumption Agreement, dated on or about the date hereof, from the New Subsidiary Guarantor in favor of the Agent, whereby, among other things, the New Subsidiary Guarantor agrees to become a Subsidiary Guarantor for all purposes under the Subsidiary Guaranty.

                  (d) Secretary's Certificate -- New Subsidiary Guarantor. A certificate of the secretary or assistant secretary of the New Subsidiary Guarantor in favor of the Agent, dated on or about the date hereof, whereby, among other things, such secretary or assistant secretary affirms that attached thereto are true and current copies of the New Subsidiary Guarantor's certificate of incorporation and by-laws, and that included therein are specimen signatures of officers of the New Subsidiary Guarantor executing this Amendment and the Assumption Agreement referred to above.

                  (e) Good Standing Certificate -- New Subsidiary Guarantor. A recent certificate of good standing or similar certificate from the Secretary of State or similar government official of the state of incorporation of the New Subsidiary Guarantor.

                  (f) Other. Such other documents as the Agent may reasonably request in connection with the transactions contemplated hereby.

         7. Firstar. Firstar Bank, N.A. has succeeded to all rights of Firstar Bank, N.A. Overland Park under the Credit Documents. Accordingly, unless the context clearly requires otherwise, all references in the Credit Agreement and the other Credit Documents to Firstar Bank, N.A. Overland Park (whether in its capacity as Agent, the Issuing Bank or as a Bank) are amended to refer instead to "Firstar Bank, N.A., and its successors and assigns".

         8. Representations and Warranties. The Borrower represents and warrants to the Agent, the Bank and the Issuing Bank as follows: (a) it is a duly organized and validly existing corporation and has full corporate power and authority to enter into this Amendment and any documents or transactions contemplated hereby and to pay and perform its obligations in respect of each of the foregoing; (b) the execution, delivery and performance by the Borrower of this Amendment and any documents contemplated hereby or any transactions contemplated hereby do not violate or conflict with, or require any consent under, (i) the Borrower's certificate of incorporation, by-laws, or any other agreement or document relating to the Borrower's existence or authority to act,
(ii) any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound, (iii) any court order, judicial proceeding or any administrative or arbitral order or decree, or (iv) any applicable law, rule or regulation; and (c) no authorization, approval or consent of or by, and no notice to or filing or registration with, any governmental authority or any other Person is necessary for the Borrower to enter into this Amendment or any document contemplated hereby or any transaction contemplated hereby or to perform its obligations with respect to each of the foregoing.

         9. Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent, the Issuing Bank and the Bank, as a material inducement to the Agent, the Issuing Bank and the Bank to enter into this Amendment and the transactions contemplated hereby, that: (a) the Borrower has no (and, in any event, hereby waives any) defense, claim or right of setoff in respect of the Credit Agreement, any of the other Credit Documents or the actions or inactions of the Agent, the Issuing Bank or the Bank; and (b) all representations and warranties made by the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

         10. No Other Amendments. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the Borrower in accordance with their respective terms.

         11. Counterparts; Fax Signatures. This Amendment and any document contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any document contemplated hereby may be executed and delivered by facsimile or other electronic transmission, and any such execution or delivery shall be fully effective as if executed and delivered in person.

         12. Legal Fees. The Borrower shall pay all legal fees and expenses incurred by the Agent in connection with the preparation and closing of this Amendment and any other documents referred to herein and the consummation of any transactions referred to herein, which legal fees shall not exceed $5,000.

         13. Mo.rev.stat. Ss. 432.045 Required Notice. The following statement is given pursuant to Mo.Rev.Stat. ' 432.045: "ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT." All other Credit Documents are incorporated into this Amendment; provided, however, that, to the extent of any direct conflict between the terms and conditions of the other Credit Documents and this Amendment, the terms and conditions of this Amendment shall prevail and govern.

         14. Governing Law. This Amendment shall be governed by the laws of the State of Missouri without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction.


                           [signature page(s) follow]

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.


                                         CERNER CORPORATION,
                                         a Delaware corporation


                                         By: \s\Marc G. Naughton
                                         Name: Marc G. Naughton
                                         Title: Vice President & CFO


                                         FIRSTAR BANK, N.A., formerly known as
                                         or as successor to Firstar Bank, N.A.
                                         Overland Park, as Agent, as Issuing
                                         Bank and as a Bank


                                         By: \s\Mark R. Jorgenson
                                         Name: Mark R. Jorgenson
                                         Title: SVP



                              Consent of Guarantors

         Reference is made to the Guaranty dated as of April 1, 1999, in favor of the Agent, on behalf of the Banks and the Issuing Bank, to which the undersigned are parties, either as an original signatory thereto or pursuant to any subsequent assumption, joinder or other agreements (each a "Guarantor"), and any other guaranty executed by any Guarantor in favor of the Agent or any Bank or the Issuing Bank relating to any indebtedness of the Borrower to any Bank or the Issuing Bank (collectively, with respect to each Guarantor, such Guarantor's "Guaranty"). Capitalized terms used and not defined in this Consent of Guarantors have the meanings given to them in the Credit Agreement referred to in the above Amendment. To induce the Agent, the Issuing Bank and the Bank to enter into the above Amendment, each Guarantor: (a) consents to the Borrower, the Agent, the Issuing Bank and the Bank entering into the above Amendment, including, without limitation, the provisions therein relating to the increase in the maximum principal amount of the revolving credit facility under the Credit Agreement from $30,000,0000 to $45,000,000; (b) agrees that the execution, delivery and performance of the above Amendment and any documents or transactions contemplated thereby shall not discharge, limit or otherwise impair the obligations of such Guarantor under such Guarantor's Guaranty; (c) agrees that such Guarantor's Guaranty is and remains in full force and effect and is enforceable against such Guarantor in accordance with its terms; (d) waives any defense, claim or right of setoff such Guarantor may have in respect of such Guarantor's Guaranty, the Credit Agreement, the other Credit Documents or the actions or inactions of the Agent, the Issuing Bank or any Bank; and (e) agrees that neither the Agent, the Issuing Bank or any Bank has any duty to give such Guarantor notice of or obtain such Guarantor's consent to the transactions described in the above Amendment, and that the Agent, the Issuing Bank and the Bank's giving of notice to such Guarantor and obtainment of such Guarantor's consent in this instance shall not impose any similar or other duty upon the Agent, the Issuing Bank or any Bank in any future matter or transaction. This Consent of Guarantors may be validly executed and delivered by fax or other electronic transmission and in multiple counterparts and by different parties thereto.


CERNER INTERNATIONAL, INC.,                          CERNER MULTUM, INC.,
a Delaware corporation                               a  Delaware  corporation,
                                                     formerly  known as  Multum
                                                     Information Services, Inc.


By:     /s/Marc G. Naughton                          By: /s/Marc G. Naughton
    ---------------------------------                ------------------
Name:    Marc G. Naughton                            Name:    Marc G. Naughton
Title:   Vice President & Treasurer                  Title:   Treasurer


CERNER PROPERTIES, INC.,                             CERNER HEALTH FACTS, INC.,
a Delaware corporation                               a Delaware corporation


By:  _/s/ Marc G. Naughton                           By:/s/Marc G. Naughton
  ----------------------------------                 --------------------
Name:    Marc G. Naughton                            Name:    Marc G. Naughton
Title:   Vice President & CFO                        Title:   Vice President & CFO


CERNER HEALTH CONNECTIONS, INC.,                     CERNER CITATION, INC., a Delaware
a Delaware corporation                               corporation, formerly known as Cerner
                                                     Performance Logistics, Inc.


By:      /s/Marc G. Naughton                         By: /s/Marc G. Naughton
   ----------------------------------                --------------------
Name:    Marc G. Naughton                            Name:    Marc G. Naughton
Title:   Vice President & CFO                        Title:   Vice President & CFO


CERNER INVESTMENT CORP.,                             CERNER CAMPUS REDEVELOPMENT
a Nevada corporation                                 CORPORATION, a Missouri corporation


By:/s/ Marc G. Naughton                              By:  Marc G. Naughton
  ----------------------------------                 ------------------
Name:    Marc G. Naughton                            Name:    Marc G. Naughton
Title:   Vice President & CFO                                 Title:   Treasurer


HEALTH NETWORK VENTURES, INC.,                       CERNER RADIOLOGY INFORMATION
a Delaware corporation                               SYSTEMS, INC., a Texas corporation

By:/s/ Marc G. Naughton                           By:/s/ Marc G. Naughton
   -----------------------------------------      --------------------
Name:    Marc G. Naughton                         Name:    Marc G. Naughton
Title:   Treasurer                                Title:   Vice President & CFO


CERNER DHT, INC.,
a Delaware corporation


By:/s/ Marc G. Naughton
Name:    Marc G. Naughton
Title:   Vice President & CFO

                                    EXHIBIT A


                              Banks and Commitments

----------------------------------------------------------------------------------------------------------------------
                                Revolving Credit             Letter of Credit             Bank's Total
                                Loan Commitment              Commitment                   Commitment
Bank                            Amount                       Amount                       Amount
----------------------------------------------------------------------------------------------------------------------
Firstar Bank, N.A.              $25,000,000*                 $45,000,000                  $45,000,000
----------------------------------------------------------------------------------------------------------------------
Totals:                         $25,000,000*                 $45,000,000                  $45,000,000
----------------------------------------------------------------------------------------------------------------------


* As more particularly described in Section 2.1(c) of the Credit Agreement, the Revolving Credit Loan facility is a subfacility of - and accordingly shall act to reduce - the amount of Letters of Credit that may be outstanding under the Letter of Credit facility at any time.

                                  SCHEDULE 5.12

                                  SUBSIDIARIES

^ Denotes Subsidiary not wholly-owned by Cerner Corporation or Cerner
  International, Inc.

* Denotes Foreign Subsidiary

1.       Cerner Health Connections, Inc., a Delaware corporation

2.       Cerner Health Facts, Inc., a Delaware corporation

3.       Cerner Multum, Inc., a Delaware corporation

4.       *Cerner Belgium, Inc., a Delaware corporation

5.       Cerner Citation, Inc., a Delaware corporation

6.       Cerner Properties, Inc., a Delaware corporation

7.       Cerner Campus Redevelopment Corporation, a Missouri corporation

8.       Cerner Investment Corp., a Nevada corporation

9.       First Hand Foundation, a Missouri not for profit corporation

10.      *Cerner FSC, Inc., a corporation organized under the laws of Barbados

11.      *Cerner Canada Limited, a Delaware corporation

12. *Cerner (Malaysia) SDN BHD, a corporation organized under the laws of Malaysia (Cerner Corporation owns 99,998 shares, the remaining 2 shares are owned by Thomas s/o Mariassosay and Syed Mohd Tahir Bin Dato' Syed Azman respectively)

13.      Health Network Ventures, Inc., a Delaware corporation

14.      Cerner Radiology Information Systems, Inc., a Texas corporation

15.      Cerner DHT, Inc., a Delaware corporation

16.      Cerner International, Inc., a Delaware corporation, has the following
         Subsidiaries:

         o        *Cerner Singapore Limited, a Delaware corporation

         o *Cerner Corporation PTY Limited, a corporation organized under the laws of Australia

         o ^*Cerner Limited, a corporation organized under the laws of the United Kingdom (Cerner International, Inc. owns 9,999 shares, the remaining 1 share is owned by Huntsmoor Nominees Limited)

         o ^*Cerner Deutschland GMBH, a corporation organized under the laws of Germany

         o ^*Cerner Arabia Limited, a corporation organized under the laws of Saudi Arabia (Cerner International, Inc. owns 400 shares, and El Seif Development Co. owns 600 shares)

                                  SCHEDULE 5.14

                           EXISTING MATERIAL CONTRACTS
                           ---------------------------


1.       This Agreement.

2. Note Agreement between the Borrower and the Purchasers thereto in the aggregate amount of $100,000,000 dated April 1, 1999.

                                  SCHEDULE 6.14

                                   INVESTMENTS
                                   -----------

1. The Borrower has a 40% ownership interest in Cerner Arabia Ltd. in Saudi Arabia.

2.   The Borrower owns approximately 3% of the common stock of WebMd
     Corporation.

3.   The Borrower has approximately a 9% ownership interest in Protocare, Inc.

4.   The Borrower has approximately a .5% ownership interest in Cyber-Care, Inc.

5. The Borrower has approximately a 4% ownership interest in Cogent Healthcare, Inc.

6. The Borrower has approximately a 5% ownership interest in Concentric Medicine, Inc.

7. The Borrower has approximately a 7.5% ownership interest in Life Outcomes.com, Inc.

8.   The Borrower has approximately a 3% ownership interest in LifeMetrix, Inc.

9.   The Borrower has approximately a 2% ownership interest in Cedara Software
     Corp.